Exhibit 10.1

SECOND AMENDMENT TO

MANAGEMENT SERVICES AGREEMENT

THIS SECOND AMENDMENT TO MANAGEMENT SERVICES AGREEMENT (this “Amendment”) is made effective as of April 1, 2018 (the “Amendment Effective Date”), by and between Araxes Pharma LLC, a Delaware limited liability company, having a business address at 3033 Science Park Road, Suite 220, San Diego, CA 92121 (the “Company”), and Kura Oncology, Inc., a Delaware corporation having a business address at 3033 Science Park Road, Suite 220, San Diego, CA 92121 (“Kura”).

WHEREAS, Company and Kura desire to amend the Management Services Agreement dated October 1, 2014 by and between Company and Kura, as amended effective as of April 1, 2016 (the “Agreement”), as set forth herein.

NOW, THEREFORE, in consideration of the various covenants and agreements hereinafter set forth, the parties agree as follows:

1.	In Exhibit B, Services/Fees, Section 1A is deleted in its entirety and replaced with the following: “A.For Management Services, the Company shall pay Kura a monthly fee of $60,000.00.”
2.	Except as amended as described above, all other terms and conditions of the Agreement will remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized officers or representatives.

Kura Oncology, Inc.		Araxes Pharma LLC

By:	/s/ Troy E. Wilson, Ph.D., J.D.	By:	/s/ Heidi Henson
Name:	Troy E. Wilson, Ph.D., J.D.	Name:	Heidi Henson
Title:	President and CEO	Title:	CFO
Date:	March 29, 2018	Date:	March 20, 2018